Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PALANTIR TECHNOLOGIES INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Palantir Technologies Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Palantir Technologies Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on May 6, 2003 under the name Palantir Technologies Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Palantir Technologies Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 1209 Orange St., in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A.    Authorization of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class B Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is 4,912,445,666. The total number of shares of Class A Common Stock authorized to be issued is 2,200,000,000, par value $0.001 per share. The total number of shares of Class B Common Stock authorized to be issued is 1,800,000,000, par value $0.001 per share. The total number of shares of Preferred Stock authorized to be issued is 912,445,666, par value $0.001 per share (the “Preferred Stock”), of which 1,425,000 shares are designated as “Series A Preferred Stock,” 171,078,560 shares are designated as “Series B Preferred Stock,” 78,815,194 shares are designated as “Series C Preferred Stock,” 121,750,000 shares are designated as “Series D Preferred Stock,” 117,886,772 shares are designated as “Series E Preferred Stock,” 44,595,912 shares are designated as “Series F Preferred Stock,” 58,189,543 shares are designated as “Series G Preferred Stock,” 35,002,700 shares are designated as “Series H Preferred Stock,” 42,735,043 shares are designated as “Series H-1 Preferred Stock,” 103,705,430 shares are designated as “Series I Preferred Stock,” 44,994,376 shares are designated as “Series J Preferred Stock” and 92,267,136 shares are designated as “Series K Preferred Stock.”

B.    Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1.    Dividend Provisions.

(a)    The holders of shares of Series K Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series J Preferred Stock, the Series I Preferred Stock, the Series H-1 Preferred Stock, the Series H Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series K Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series K Preferred Stock then outstanding (voting as a separate series).

(b)    Subject to the rights of the holders of Series K Preferred Stock, the holders of shares of Series J Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series I Preferred Stock, the Series H-1 Preferred Stock, the Series H Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series J Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series J Preferred Stock then outstanding (voting as a separate series).

(c)    Subject to the rights of the holders of Series K Preferred Stock and Series J Preferred Stock, the holders of shares of Series I Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series H-1 Preferred Stock, the Series H Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series I Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series I Preferred Stock then outstanding (voting as a separate series).

(d)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock and Series I Preferred Stock, the holders of shares of Series H-1 Preferred Stock and Series H Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series H-1 Preferred Stock and Series H Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series H-1 Preferred Stock and Series H Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).

(e)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock and Series H Preferred Stock, the holders of shares of Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series G Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series G Preferred Stock then outstanding (voting as a separate series).

(f)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock and Series G Preferred Stock, the holders of shares of Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series F Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series F Preferred Stock then outstanding (voting as a separate series).

(g)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock, Series G Preferred Stock and Series F Preferred Stock, the holders of shares of Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series E Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series E Preferred Stock then outstanding (voting as a separate series).

(h)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series D Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding (voting as a separate series).

(i)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series C Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding (voting as a separate series).

(j)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock, Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Series A Preferred Stock, the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series B Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding (voting as a separate series).

(k)    Subject to the rights of the holders of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets legally available therefor, such dividends as may be declared by the Board of Directors from time to time.

(l)    For purposes of this Section 1, “Dividend Rate” shall mean $0.9104 per annum for each share of Series K Preferred Stock, $0.7112 per annum for each share of Series J Preferred Stock, $0.4904 per annum for each share of Series I Preferred Stock, $0.2808 per annum for each share of Series H-1 Preferred Stock or Series H Preferred Stock, $0.2448 per annum for each share of Series G Preferred Stock, $0.158 per annum for each share of Series F Preferred Stock, $0.1099 per annum for each share of Series E Preferred Stock, $0.064 per annum for each share of Series D Preferred Stock, $0.046 per annum for each share of Series C Preferred Stock and $0.005 per annum for each share of Series B Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation).

(m)    After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Class A Common Stock, Class B Common Stock, Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, and Series B Preferred Stock in proportion to the number of shares of Class A Common Stock held by each (assuming that (i) all shares of Series K Preferred Stock, Series J Preferred Stock, Series I Preferred Stock, Series H-1 Preferred Stock, Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock were converted to Class B Common Stock at the then effective conversion rate and such shares of Class B Common Stock were then converted into Class A Common Stock and (ii) all other shares of Class B Common Stock then outstanding were converted into Class A Common Stock).

2.    Liquidation Preference.

(a)    In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Class A Common Stock or Class B Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection 2(a). For purposes of this Amended and Restated Certificate of Incorporation, “Original Issue Price” shall mean $0.10 per share for each share of the Series A Preferred Stock, $0.06338 per share for each share of Series B Preferred Stock, $0.576 per share for each share of Series C Preferred Stock, $0.80 per share for each share of Series D Preferred Stock, $1.3742 per share for each share of Series E Preferred Stock, $1.98 per share for each share of Series F Preferred Stock, $3.06 per share for each share of Series G Preferred Stock, $3.51 per share for each share of Series H Preferred Stock or Series H-1 Preferred Stock, $6.13 per share for each share of Series I Preferred Stock, $8.89 per share for each share of Series J Preferred Stock and $11.38 per share for each share of Series K Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation with respect to such series of Preferred Stock).

(b)    Upon completion of the distribution required by subsection 2(a), all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Class A Common Stock and Class B Common Stock pro rata based on the number of shares of Class A Common Stock and Class B Common Stock held by each.

(c)    Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Class B Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Class B Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Class B Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Class B Common Stock.

(d)    (i)    For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of this corporation’s assets, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity), (D) a grant of an exclusive license to all or substantially all of the Company’s intellectual property not in the ordinary course of business, or (E) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if (1) its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction, or (2) the existing stockholders of this corporation immediately prior to such transaction own, immediately following such transaction, 50% or more of the voting power of the capital stock of this corporation or the surviving or acquiring entity following the transaction in substantially the same proportions as the capital stock of this corporation was held prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Preferred Stock in a financing transaction shall not be deemed a “Liquidation Event.” The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

(ii)    In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)    Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1)    If the Company has listed such securities on any established stock exchange, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3)    If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(B)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(C)    The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, upon approval by the stockholders of the definitive agreements governing a Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii)    In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A)    cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B)    cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

(iv)    This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

3.    Redemption.

(a)    The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H-1 Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Series K Preferred Stock is not redeemable at the option of the holder thereof.

(b)    At any time (i) after the date that is five (5) years after the date of issuance of a holder’s shares of Series H Preferred Stock and (ii) on or before the six (6) month anniversary of the date specified in the preceding subsection 3(b)(i), such holder of Series H Preferred Stock may deliver written notice to this corporation that it wishes to redeem some or all of such holder’s shares of Series H Preferred Stock. Such notice (the “Put Notice”) shall specify the number of shares of Series H Preferred Stock to be redeemed by such holder (the “Put Shares”). Once delivered to this corporation, the Put Notice shall be irrevocable unless otherwise agreed by the mutual written consent of this corporation and such holder. Within six (6) months after receipt of such Put Notice, this corporation shall, to the extent it may lawfully do so, redeem the Put Shares by paying in cash, check, wire transfer or cancellation of indebtedness therefor a sum equal to (A) the product of (x) two hundred percent (200%) of the applicable Original Issue Price of such Put Shares multiplied by (y) the number of such Put Shares (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like), plus (B) all declared but unpaid dividends on such Put Shares (the “Redemption Amount”).

(c)    At least fifteen (15) days prior to the date on which this corporation will redeem the Put Shares (the “Redemption Date”), written notice shall be delivered to the holder of the Put Shares, notifying such holder of the Redemption Date, the Redemption Amount, and the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the Put Shares (the “Redemption Notice”). Except as provided in subsection (3)(d), on or after each Redemption Date, the holder of Put Shares shall surrender to this corporation the certificate or certificates representing such Put Shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the registered holder thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(d)    From and after the Redemption Date, except to the extent there shall have been a default in payment of the Redemption Amount, all rights of the holder of Put Shares (except the right to receive the applicable Redemption Amount without interest upon surrender of the applicable certificate or certificates) shall cease with respect to such Put Shares, and such Put Shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem all of the Put Shares on such date, those funds that are legally available will be used to redeem the maximum possible number of such Put Shares ratably among the holders of such Put Shares in proportion to the aggregate Redemption Amount that each such holder would be entitled to receive pursuant to subsection 3(b). The Put Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the Put Shares that this corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

4.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)    Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the date a Put Notice is delivered to this corporation in respect of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for a series of Preferred Stock into Class B Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for the Series A Preferred Stock shall be $0.0028571428 and the initial Conversion Price per share for the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series H-1 Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and the Series K Preferred Stock shall be the Original Issue Price applicable to such series; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation’s sale of its Class A Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which is not less than $150,000,000 in the aggregate (net of underwriting discounts and commissions) and immediately prior to which the IPO Valuation (as defined below) of this corporation equals at least $5,000,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis). “IPO Valuation” shall mean the product of (A) the price to the public of a share of Class A Common Stock as set forth in the final prospectus for such initial public offering multiplied by (B) the aggregate number of shares of Class A Common Stock outstanding immediately following the consummation of such public offering (assuming the exercise and conversion into Class A Common Stock of all exercisable and convertible securities and the issuance of all securities reserved for future issuance pursuant to any equity incentive plan).

(c)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class B Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class B Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with Automatic Conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date.

(d)    Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series K Preferred Stock, of the Series J Preferred Stock, of the Series I Preferred Stock, of the Series H-1 Preferred Stock, of the Series H Preferred Stock, of the Series G Preferred Stock, of the Series F Preferred Stock, of the Series E Preferred Stock, of the Series D Preferred Stock, of the Series C Preferred Stock and of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)    (A)     If this corporation shall issue, after the date upon which shares of Series K Preferred Stock are first issued (the “Filing Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series K Preferred Stock, the Series J Preferred Stock, the Series I Preferred Stock, the Series H-1 Preferred Stock, Series H Preferred Stock, the Series G Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock or the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus a number of shares equal to the aggregate consideration received by this corporation for such issuance divided by the Conversion Price of such series of Preferred Stock then in effect; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this subsection 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding shares of Class A Common Stock and Class B Common Stock, (2) shares of Class B Common Stock issuable upon conversion of outstanding Preferred Stock, (3) shares of Class A Common Stock and Class B Common Stock issuable upon exercise of outstanding stock options and (4) shares of Class A Common Stock and Class B Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, upon exercise and conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(B)    No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)    In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)    In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)    In the case of the issuance of options to purchase or rights to subscribe for shares of Class A Common Stock or Class B Common Stock, securities by their terms convertible into or exchangeable for Class A Common Stock or Class B Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1)    The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Class A Common Stock or Class B Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Class A Common Stock or Class B Common Stock covered thereby.

(2)    The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)).

(3)    In the event of any change in the number of shares of Class A Common Stock or Class B Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class A Common Stock or Class B Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)    Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Class A Common Stock or Class B Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)    The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsections 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

(ii)    “Additional Stock” shall mean any shares of Class A Common Stock or Class B Common Stock issued (including Class A Common Stock or Class B Common Stock deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than:

(A)    Class A Common Stock or Class B Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B)    Class A Common Stock or Class B Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors;

(C)    Class A Common Stock or Class B Common Stock issued pursuant to an underwritten public offering;

(D)    Class A Common Stock or Class B Common Stock issued upon the exercise or conversion of exercisable or convertible securities outstanding on the Filing Date;

(E)    Class A Common Stock or Class B Common Stock issued upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series H-1 Preferred Stock, Series I Preferred Stock, Series J Preferred Stock or Series K Preferred Stock;

(F)    Class A Common Stock issued upon conversion of Class B Common Stock;

(G)    Class A Common Stock or Class B Common Stock issued in connection with a bona fide business acquisition of or by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

(H)    Class A Common Stock or Class B Common Stock issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of subsection 4(d); or

(I)    Class A Common Stock or Class B Common Stock issued with the unanimous approval of the Board of Directors of this corporation and which the Board of Directors specifically states shall not be Additional Stock.

(iii)    In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock or the determination of holders of Class A Common Stock or Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock or Class B Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Class A Common Stock or Class B Common Stock or the Common Stock Equivalents (including the additional shares of Class A Common Stock or Class B Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock and Class B Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv)    If the number of shares of Class A Common Stock and Class B Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Class A Common Stock or Class B Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)    Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class B Common Stock of this corporation entitled to receive such distribution.

(f)    No Fractional Shares and Certificate as to Adjustments.

(i)    No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Class B Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and the corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such conversion.

(ii)    Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Class B Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(g)    Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(h)    Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

(i)    Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

(j)    Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis). Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5.    Voting Rights.

(a)    General Voting Rights. The holder of each share of Preferred Stock shall have the right to the number of votes to which a share of Class B Common Stock is entitled for each share of Class B Common Stock into which such Preferred Stock could then be converted (e.g., as of the Filing Date, a holder of two (2) shares of Series D Preferred Stock as of the Filing Date would have the right to an aggregate of twenty (20) votes for the two (2) shares of Series D Preferred Stock held by such holder), and with respect to each such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class B Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Class A Common Stock and Class B Common Stock (voting together as a single class), shall be entitled to vote, together with holders of Class A Common Stock and Class B Common Stock (all voting together as a single class), with respect to any question upon which holders of Class A Common Stock and Class B Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)    Voting for the Election of Directors. As long as at least 20,000,000 shares of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock, in the aggregate, remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), the holders of such shares of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect one (1) director of this corporation at any election of directors. The holders of outstanding Class A Common Stock and Class B Common Stock (voting together as a single class) shall be entitled to elect two (2) directors of this corporation at any election of directors. The holders of Preferred Stock, Class A Common Stock and Class B Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6.    Protective Provisions.

(a)    Protective Provisions of the Preferred Stock. So long as at least 45,000,000 shares of Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

(i)    amend this Amended and Restated Certificate of Incorporation or this corporation’s Bylaws in a manner that adversely affects the Preferred Stock;

(ii)    change the authorized number of directors of this corporation; or

(iii)    grant an exclusive license to all or substantially all of the Company’s intellectual property.

(b)    Protective Provisions of the Series K Preferred Stock. So long as at least 5,000,000 shares of Series K Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series K Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series K Preferred Stock so as to adversely affect the Series K Preferred Stock without similarly affecting the entire class of Preferred Stock.

(c)    Protective Provisions of the Series J Preferred Stock. So long as at least 5,000,000 shares of Series J Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series J Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series J Preferred Stock so as to adversely affect the Series J Preferred Stock without similarly affecting the entire class of Preferred Stock.

(d)    Protective Provisions of the Series I Preferred Stock. So long as at least 5,000,000 shares of Series I Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series I Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series I Preferred Stock so as to adversely affect the Series I Preferred Stock without similarly affecting the entire class of Preferred Stock.

(e)    Protective Provisions of the Series H-1 Preferred Stock. So long as at least 5,000,000 shares of Series H-1 Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series H-1 Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series H-1 Preferred Stock so as to adversely affect the Series H-1 Preferred Stock without similarly affecting the entire class of Preferred Stock.

(f)    Protective Provisions of the Series H Preferred Stock. So long as at least 5,000,000 shares of Series H Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series H Preferred Stock so as to adversely affect the Series H Preferred Stock without similarly affecting the entire class of Preferred Stock.

(g)    Protective Provisions of the Series G Preferred Stock. So long as at least 10,000,000 shares of Series G Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series G Preferred Stock so as to adversely affect the Series G Preferred Stock without similarly affecting the entire class of Preferred Stock.

(h)    Protective Provisions of the Series F Preferred Stock. So long as at least 10,000,000 shares of Series F Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to adversely affect the Series F Preferred Stock without similarly affecting the entire class of Preferred Stock.

(i)    Protective Provisions of the Series E Preferred Stock. So long as at least 10,000,000 shares of Series E Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock:

(i)    alter or change the rights, preferences or privileges of the shares of the Series E Preferred Stock so as to adversely affect the shares; or

(ii)    authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series E Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Preferred Stock designated in this Amended and Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Preferred Stock).

(j)    Protective Provisions of the Series D Preferred Stock and the Series C Preferred Stock. So long as at least 20,000,000 shares of Series D Preferred Stock and Series C Preferred Stock, in the aggregate, remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock and Series C Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis):

(i)    alter or change the rights, preferences or privileges of the shares of the Series D Preferred Stock or the Series C Preferred Stock so as to adversely affect the shares; or

(ii)    authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series D Preferred Stock or the Series C Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Preferred Stock designated in this Amended and Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Preferred Stock).

(k)    Protective Provisions of the Series B Preferred Stock. So long as at least 10,000,000 shares of Series B Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to adversely affect the Series B Preferred Stock without similarly affecting the entire class of Preferred Stock.

(l)    Protective Provisions of the Series A Preferred Stock. So long as at least 800,000 shares of Series A Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like effected after the date of filing of this Amended and Restated Certificate of Incorporation), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock amend this Amended and Restated Certificate of Incorporation to alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock without similarly affecting the entire class of Preferred Stock.

7.    Status of Converted Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

C.    Class A Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV(C).

1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors with respect to the Class B Common Stock out of any assets of this corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class B Common Stock or rights to acquire Class B Common Stock may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall be declared and paid to the holders of Class A Common Stock.

2.    Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3.    Redemption. The Class A Common Stock is not redeemable at the option of the holder.

4.    Voting Rights. The holder of each share of Class A Common Stock shall have the right to one (1) vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of this corporation. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

5.    Subdivisions or Combinations. If this corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.

D.    Class B Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class B Common Stock are as set forth below in this Article IV(D).

1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors with respect to the Class A Common Stock out of any assets of this corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock if and only if a dividend payable in shares of Class B Common Stock or rights to acquire Class B Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock.

2.    Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3.    Redemption. The Class B Common Stock is not redeemable at the option of the holder.

4.    Voting Rights. The holder of each share of Class B Common Stock shall have the right to ten (10) votes for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of this corporation. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

5.    Conversion of Class B Common Stock into Class A Common Stock.

(a)    Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of Class A Common Stock; provided, however, that any such conversion shall require and be subject to the prior consent of this corporation’s Board of Directors (by vote at a duly convened meeting of the Board of Directors or by action by unanimous written consent of the Board of Directors), unless as of the time of the applicable conversion the Company has a class of securities registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, in which case no such consent of this corporation’s Board of Directors shall be required. Before any holder of Class B Common Stock shall be entitled to voluntarily convert the same into shares of Class A Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Class B Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class A Common Stock upon conversion of the Class B Common Stock shall not be deemed to have converted such Class B Common Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with automatic conversion provisions of subsection (D)(5)(b), such conversion shall be deemed to have been made on the date of the Transfer (as defined in subsection (E)(4)) that results in such conversion, and the persons entitled to receive shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this subsection (D)(5)(a) shall be retired by this corporation.

(b)    Each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in subsection (E)(1)), other than a Permitted Transfer (as defined in subsection (E)(2)), of such share of Class B Common Stock. Each outstanding stock certificate that, immediately prior to such Transfer, represented one or more shares of Class B Common Stock subject to such Transfer shall, upon and after such Transfer, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. This corporation shall, upon the request of each such holder and upon receipt of such holder’s outstanding certificate, issue and deliver to such holder new certificates representing such holder’s shares of Class A Common Stock. Each share of Class B Common Stock that is converted pursuant to this subsection (D)(5)(b) shall be retired by this corporation.

(c)    This corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Amended and Restated Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock and the dual class common stock structure contemplated by this Amended and Restated Certificate of Incorporation, including without limitation the issuance of stock certificates in connection with any such conversion, as it may deem necessary or advisable. If this corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of this corporation, this corporation may request that the holder of such shares furnish affidavits or other evidence to this corporation as it reasonably deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to this corporation (in the manner provided in the request) to enable this corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of this corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of this corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

(d)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class A Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or pursuant to Section 2) provision shall be made so that the holders of the Class B Common Stock shall thereafter be entitled to receive upon conversion of the Class B Common Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Class B Common Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Class B Common Stock) shall be applicable after that event as nearly equivalently as may be practicable.

6.    Subdivisions or Combinations. If this corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, then the outstanding shares of Class B Common Stock will be subdivided or combined in the same proportion and manner.

7.    Reservation of Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock issued and shares of Class B Common Stock issuable upon conversion of Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock, and all shares of Class B Common Stock issuable upon conversion of Preferred Stock into shares of Class A Common Stock.

8.    Protective Provision. This corporation shall not, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote at a stockholders meeting or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, amend, alter, repeal or waive subsections (B)(1)(l), (B)(2)(b), (B)(2)(d), (B)(5)(b), (C), (D) or (E) of this Article IV.

E.    Definitions. For purposes of this Article IV:

1.    “Transfer” shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:

(a)    the granting of a revocable proxy to officers or directors of this corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(b)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of this corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or

(c)    the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”;

provided, however, that a “Transfer” shall be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Filing Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Filing Date, holders of voting securities of any such entity or Parent of such entity. A “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

2.    “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock (i) approved by the Board of Directors (by vote at a duly convened meeting of the Board of Directors or by action by unanimous written consent of the Board of Directors) or (ii) any other Transfer of a share of Class B Common Stock that satisfies the following requirements:

(a)    by a Qualified Stockholder to (i) any Permitted Entity of such Qualified Stockholder or (ii) to another Qualified Stockholder; or

(b)    by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder or (ii) any other Permitted Entity of such Qualified Stockholder;

provided, that in the case of any Transfers described in subsections 2(a) and 2(b) above: (x) all such Transfers of any holder of Class B Common Stock (whether then held or acquired in the future) taken together do not result in shares of Class B Common Stock being “held of record” (as such term is defined in Rule 12g5-1 promulgated under the Securities Exchange Act of 1934, as amended) by a larger number of stockholders of this corporation following such Transfer and (y) any such transfer (1) must result in the Transfer of all of such holder’s shares of capital stock of this corporation then held by such holder to such transferee, and (2) such holder or such holder’s legal representative (including a guardian or conservator) must agree that any shares of capital stock of this corporation acquired by such holder or such holder’s estate or beneficiary after the date of such Transfer will be automatically Transferred, without further action by such holder or such legal representative, to the same transferee such that neither the Transfer nor any subsequent acquisition of capital stock of this corporation results in any shares of capital stock of this corporation being “held of record” (as such term is defined in Rule 12g5-1 promulgated under the Securities Exchange Act of 1934) by a larger number of stockholders of this corporation following such Transfer or subsequent acquisition.

3.    “Qualified Stockholder” shall mean (a) the registered holder of a share of Class B Common Stock immediately following the Filing Date; (b) the initial registered holder of any shares of Class B Common Stock that are originally issued by this corporation after the Filing Date pursuant to the exercise or conversion of options or warrants or settlement of convertible securities; (c) each natural person who Transferred shares of or equity awards for Class B Common Stock (including any option or warrant exercisable or convertible into or any convertible securities that can be settled in shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder pursuant to subclauses (a) or (b) of this subsection (E)(3); and (d) a Permitted Transferee.

4.    “Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust (as defined below) solely for the benefit of (i) such Qualified Stockholder and/or (ii) any other Permitted Entity of such Qualified Stockholder, or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Stockholder and/or (ii) any other Permitted Entity of such Qualified Stockholder.

5.    “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

6.    “Permitted Trust” shall mean a bona fide trust where each trustee is (a) a Qualified Stockholder or (b) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

7.    “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

ARTICLE V

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE XII

To the extent one or more sections of any other state corporations code setting forth minimum requirements for the corporation’s retained earnings and/or net assets are applicable to this corporation’s repurchase of shares of its capital stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to (a) repurchases by this corporation of its Class A Common Stock or Class B Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, (b) repurchases by this corporation of its Class A Common Stock or Class B Common Stock that are approved by this corporation’s Board of Directors, at a price per share no greater than the fair market value per share of the Class A Common Stock or Class B Common Stock as most recently determined by this corporation’s Board of Directors or (c) repurchases by this corporation of shares of any series of its Preferred Stock that are approved by this corporation’s Board of Directors, at a price per share no greater than the fair market value per share of such series of Preferred Stock as most recently determined by this corporation’s Board of Directors. In the case of any such repurchases, distributions by the corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in such other state’s corporations code.

*    *    *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 11th day of December, 2015.

/s/ Alexander Karp
Alexander Karp, President

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

PALANTIR TECHNOLOGIES INC.

Palantir Technologies Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), certifies that:

FIRST: The name of the Corporation is Palantir Technologies Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 6, 2003, under the name Palantir Technologies Inc.

SECOND: The Board of Directors of the Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions setting forth the proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Restated Certificate”) and declaring said amendment to be advisable and, pursuant to Sections 228 and 242 of the DGCL, the stockholders of the Corporation have approved and adopted such amendment.

THIRD: Section (A) of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“A.    Authorization of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class B Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is 5,098,445,666. The total number of shares of Class A Common Stock authorized to be issued is 2,386,000,000, par value $0.001 per share. The total number of shares of Class B Common Stock authorized to be issued is 1,800,000,000, par value $0.001 per share. The total number of shares of Preferred Stock authorized to be issued is 912,445,666, par value $0.001 per share (the “Preferred Stock”), of which 1,425,000 shares are designated as “Series A Preferred Stock,” 171,078,560 shares are designated as “Series B Preferred Stock,” 78,815,194 shares are designated as “Series C Preferred Stock,” 121,750,000 shares are designated as “Series D Preferred Stock,” 117,886,772 shares are designated as “Series E Preferred Stock,” 44,595,912 shares are designated as “Series F Preferred Stock,” 58,189,543 shares are designated as “Series G Preferred Stock,” 35,002,700 shares are designated as “Series H Preferred Stock,” 42,735,043 shares are designated as “Series H-l Preferred Stock,” 103,705,430 shares are designated as “Series I Preferred Stock,” 44,994,376 shares are designated as “Series J Preferred Stock” and 92,267,136 shares are designated as “Series K Preferred Stock.””

(signature page follows)

IN WITNESS WHEREOF, Palantir Technologies Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this 25th day of August, 2020.

/s/ Alexander Karp
Alexander Karp
Chief Executive Officer

(Signature Page to Certificate of Amendment)